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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-86731 and No. 333-81081) and on Form S-8 (No. 333-86735 and No. 333-81089) of MessageMedia, Inc. of our report dated August 16, 1999 relating to the financial statements of Decisive Technology Corporation, which appears in the Current Report on Form 8-K/A of MessageMedia, Inc. dated September 22, 1999.

PricewaterhouseCoopers LLP

San Jose, California
September 22, 1999